CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-68740 on Form N-1A of our reports dated August 25, 2026, relating to the financial statements and financial highlights of Hotchkis & Wiley Large Cap Disciplined Value Fund, Hotchkis & Wiley Large Cap Fundamental Value Fund, Hotchkis & Wiley Mid-Cap Value Fund, Hotchkis & Wiley SMID Cap Diversified Value Fund, Hotchkis & Wiley Small Cap Value Fund, Hotchkis & Wiley Small Cap Diversified Value Fund, Hotchkis & Wiley Global Value Fund, Hotchkis & Wiley International Value Fund, Hotchkis & Wiley International Small Cap Diversified Value Fund, Hotchkis & Wiley Value Opportunities Fund, Hotchkis & Wiley High Yield Fund, and HW Opportunities MP Fund, each a series of the Hotchkis & Wiley Funds, appearing in the Annual Report on Form N-CSR of the Hotchkis & Wiley Funds for the year/period ended June 30, 2026, and to the references to us under the headings "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Costa Mesa, California
August 28, 2026